Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Zevra Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(o)	(1)	(3)	(3)		0

	Equity	Preferred Stock, $0.0001 par value per share	Rule 457(o)	(1)	(3)	(3)		0

	Debt	Debt Securities	Rule 457(o)	(1)	(3)	(3)		0

	Other	Warrants	Rule 457(o)	(1)	(3)	(3)		0

	Unallocated (Universal) Shelf	n/a	Rule 457(o)	(1)	n/a	$350,000,000(2)	$147.60 per $1,000,000	$51,660(4)

Fees Previously Paid

	Total Offering Amounts					$350,000,000		$51,660

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$51,660

(1)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

(2)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities, depositary shares or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $350,000,000.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.